UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):   December 5, 2007
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-9592 (Commission File Number)	34-1312571 (IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Ft. Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code:   (817) 870-2601
(Former name or former address, if changed since last report):  Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.
     On December 5, 2007, Range Resources Corporation (“Range”) entered into a Purchase Agreement (the “DTE Purchase Agreement”) with DTE Gas Resources, LLC, a Michigan limited liability company (the “DTE Seller”) and its parent, DTE Energy Company, a Michigan corporation, pursuant to which Range will purchase certain oil and gas leases, wells and related assets in the Barnett Shale play located in north central Texas (Dallas, Denton, Ellis, Hill, Johnson, Parker and Tarrant Counties). The purchase price for these assets, payable at closing, is approximately $268 million, plus the assumption of certain liabilities.
     Also on December 5, 2007, Range entered into a Purchase Agreement (together with the DTE Purchase Agreement, the “Purchase Agreements”) with Adexco Production Company, a Texas corporation (“Adexco” and, together with the DTE Seller, the “Sellers”), pursuant to which Range will purchase certain oil and gas leases, wells and related assets in the Barnett Shale play located in north central Texas (Dallas, Ellis, Hill, Johnson, Parker and Tarrant Counties). The purchase price for these assets, payable at closing, is approximately $37 million, plus the assumption of certain liabilities. Adexco is the co-owner with the DTE Seller of certain oil and gas assets described in the Purchase Agreements.
     In each Purchase Agreement the purchase price is subject to certain adjustments and customary closing conditions. Specifically, each Purchase Agreement provides for upward and downward adjustments to the purchase price for a number of factors, including operating costs paid by the applicable Seller prior to the closing of the transaction, title defects and environmental defects, if any. Each Purchase Agreement also provides that the parties can terminate the agreement upon the occurrence of certain events customary for transactions of this type, including, without limitation, the right of Range or the applicable Seller to terminate the applicable transaction if the amount of the title defects or environmental defects asserted exceeds 10% of purchase price.
     Each of the Sellers and Range has made customary representations, warranties, covenants and agreements in each of the Purchase Agreements. Range expects to close the transactions contemplated by the Purchase Agreements as promptly as practicable following the satisfaction of the closing conditions and anticipates that such closing will occur in January of 2008.
Item 7.01   Regulation FD Disclosure.
     On December 10, 2007, Range issued a press release and held a conference call related to the Purchase Agreements described above. A copy of the press release and a copy of a slide presentation used by the Company in connection with the conference call are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.
Item 9.01   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated December 10, 2007.

99.2	Slide Presentation, dated December 10, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Rodney L. Waller
Rodney L. Waller
Senior Vice President

Date: December 10, 2007

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated December 10, 2007.

99.2	Slide Presentation, dated December 10, 2007